UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 20, 2007
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________
State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale of Equity Securities.

On August 20, 2007 the Registrant entered into a Securities Purchase Agreement, the form of which is attached hereto as Exhibit 10.1 (the “Agreement”), with the investors named therein (the “Investors”). Pursuant to the Agreement, the Investors purchased, in the aggregate, 23,605,551 Units (“Units”) of the Registrant, at a price of $1.08 per Unit (the “Transaction”). Each Unit consists of four shares of common stock, $0.01 par value (”Common Stock”) and a warrant to purchase one share of common stock (the “Warrant”). 13,842,590 of the Units issued under the Agreement were issued for cash, with the balance of 9,962,961 Units issued in consideration of the conversion of an aggregate of $10.544 million in principal amount under the Registrant’s outstanding bridge loan indebtedness (as described in “Conversion of Bridge Loans”, below). The Registrant estimates that the net cash proceeds to the Registrant after expenses of the Transaction are approximately $14.5 million. The Transaction closed on August 20, 2007.

The Registrant intends to use the net proceeds of the Transaction for working capital purposes, including the funding of the Phase III clinical trial for its OxyADF Tablet product candidate (Study AP-ADF-105).

The Warrants are immediately exercisable at a price of $.34 per share, subject to earlier expiration as described below, expire August 20, 2014. The Warrants may be exercised for cash or on a cashless basis commencing 180 days after the closing, at any time if a registration statement is not then effective.

The following investors purchased the indicated number of Units, in cash and/or through the conversion of Bridge Loans:

Investor	Units
Vivo Ventures Fund VI, L.P.	4,963,636
Vivo Ventures VI Affiliates Fund, L.P.	36,364
GCE Holdings LLC	17,864,814
Michael Weisbrot and Susan Weisbrot	138,888
CGM IRA Custodian f/b/o Michael M. Weisbrot	185,185
Dennis Adams	138,888
George Boudreau	138,888
Greg Wood	46,296
Peter Stieglitz	46,296
Ian Meierdiercks	46,296
TOTAL	23,605,551

The Transaction was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. At the time of execution of the Agreement, each Purchaser represented to the Registrant that such Purchaser was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Common Stock, the Warrants and the Common Stock issuable under the Warrants were being acquired for investment purposes.

The Common Stock and shares of Common Stock underlying the Warrants sold pursuant to the Agreement have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Agreement, the Registrant is required to file a registration statement as promptly as practicable but in no event more than 60 days after the closing of the Transaction for purposes of registering the resale of the shares of Common Stock issued and the shares of Common Stock issuable upon exercise of the Warrants (the “Registration Statement”). Subject to certain exceptions, the Registrant is required to cause the Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) within one hundred and twenty (120) days after the date the Registration Statement is filed by the Registrant with the SEC. The Registrant must exercise best efforts to keep the Registration Statement effective until the earlier of (i) the date that all shares of Common Stock and shares of Common Stock underlying Warrants covered by such Registration Statement have been sold, or (ii) the fifth anniversary of the Registration Statement, provided that the period during which the Registration Statement must be kept effective can be shortened to not less than two years by agreement of holders of registrable securities. Shares sold under the agreement and eligible for sale under Rule 144(k) of the Securities Act of 1933, as amended, need not be included in the Registration Statement. Under certain circumstances, if shares are excluded from the Registration Statement, the Registrant may be required to file one or more additional Registration Statements covering the excluded shares.

Subject to certain exceptions, for each day that the Registrant misses the foregoing deadlines or fails to keep the Registration Statement effective, it must pay each Investor 0.05% of the purchase price of securities covered by the Registration Statement and held by the Investor at such time, up to a maximum of 9.9% of the amount paid by an Investor for the Units. Interest on unpaid amount accrues at 1% per month.

Except as described below under the caption “Conversion of Bridge Loans”, there are no material relationships between the Registrant, the Investors and their respective affiliates.

After giving effect to the Registrant’s issuance of the Units described above, the Registrant has 426,571,340 shares issued and outstanding, 39,762,829 shares underlying warrants, 18,994,995 shares underlying stock options and 29,500,000 shares underlying restricted stock units.

The Agreement requires the Registrant to use commercially reasonable efforts to list its shares of common stock on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, which requirement may be waived by holders of the majority-in-interest of registrable securities under the Agreement.

Triggering of Piggyback Registration Rights.

The requirement in the Agreement to file the Registration Statement triggered the piggyback registration rights granted to certain holders of approximately 307 million of the Registrant’s shares and shares underlying warrants pursuant to an Amended and Restated Registration Rights Agreement dated as of February 6, 2004, as amended.

Conversion of Bridge Loans.

The Registrant was a party to similar loan agreements (the “Bridge Loan Agreements”), dated June 22, 2005, September 16, 2005, November 9, 2005 and January 31, 2006, with each of Essex Woodlands Health Ventures V, L.P. (“Essex”), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (“Care”), Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (“Galen”) (collectively, the “VC Lenders”) and certain other shareholders of the Registrant, pursuant to which the Registrant had borrowed an aggregate principal amount of $10.544 million to fund continued operations (the “Bridge Loans”). The VC Lenders own and control GCE Holdings LLC. Immediately prior to the closing of the Agreement the VC Lenders assigned their Bridge Loans to GCE Holdings LLC. After giving effect to the issuance of the Units pursuant to the Agreement, GCE Holdings LLC, Galen, Care and Essex will collectively beneficially own approximately 77.8% of the Registrant’s outstanding Common Stock. GCE Holdings LLC also has the right to designate four of the Registrant’s seven directors. The transactions contemplated by this Agreement triggered the weighed-average anti-dilution rights in a warrant previously issued to Galen so that the warrant is now exercisable for 503,162 shares at an exercise price of $0.99 per share (adjusted from being exercisable for 383,313 shares at an exercise price of $1.21 per share).

As part of the completion of the transactions contemplated in the Agreement, each of GCE Holdings LLC (as assignee of the VC Lenders) and the other bridge lenders converted all of their respective principal amount under the Bridge Loans into Units issued pursuant to the Agreement in full and complete satisfaction of the Registrant’s obligations under the Bridge Loans (the “Bridge Loan Conversion”). Due to the Bridge Loan Conversion, and included in the table above, the Registrant issued 9,531,481 Units consisting of 38,125,926 shares of  Common Stock and Warrants to purchase 9,531,481 shares of Common Stock to GCE Holdings LLC. As a result of the Bridge Loan Conversion, the Bridge Loan Agreements and related security agreements and guarantees were terminated.

The description of the Transaction contained herein is only a summary and is qualified in its entirety by reference to the transaction documents contained in Exhibits 4.1, 10.1 and 10.2, each of which is incorporated herein by reference.

Extension of Maturity and Reduction of Interest Rate on $5.0 Million Loan

As required by the Agreement, on August 20, 2007, the Registrant amended its Loan Agreement dated as of March 29, 2000, as previously amended, with Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. and others, and its $5,000,000 note (the “Note”) held by such lenders, dated as of December 20, 2002, to (i) extend the maturity of the Note to December 31, 2008 from September 30, 2007, (ii) reduce the interest rate to the fixed rate of 10% per annum from the prime rate plus four and one-half percent (currently 12.75%), and (iii) have interest paid quarterly in cash, instead of stock. In addition, the Note is subject to mandatory prepayment in whole or in part, with all proceeds in excess of $5 million received by the Registrant from a third party pharmaceutical company or companies pursuant to which the Registrant, in one or more transactions, grants such pharmaceutical company or companies rights to any of the Registrant’s products or product candidates or rights to the Registrant’s Aversion® Technology. Such proceeds include, without limitation, up-front fees, progress payments, milestone payments, license fees, royalties and any similar payments, but exclude fees for services, reimbursements or advances for costs and expenses.

In connection with Agreement, the Registrant granted Vivo Ventures Fund VI, L.P., the right to have an observer at Registrant’s Board of Director meetings so long as it holds 50% of the securities sold to it under the Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The discussion in Item 1.01 under the Caption “Conversion of Bridge Loans” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Fifth Amendment, Waiver and Consent dated as of August 20, 2007 to Loan Agreement dated as of February 6, 2004.

10.3	Amended and Restated $5 Million Note

99.1	Press Release dated August 20, 2007 Announcing Sale of Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: August 20, 2007